UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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RenaissanceRe Holdings Ltd.

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2024 Annual Meeting Shareholder Presentation

Board of Directors Voting Recommendations Our Board seeks your support at our 2024 Annual General Meeting of Shareholders to be held on May 13, 2024 1 E Election of Three Class II Director Nominees ➢ We recommend FOR our highly qualified nominees, who have extensive experience, education and diverse personal skills that contribute to their effectiveness as Board members 2 Advisory Vote on the Compensation of our Named Executive Officers ➢ We recommend FOR our executive compensation program which is designed to support RenaissanceRe’s long-term strategy and risk management, align the interests of our shareholders and executives, and encourage operational and financial consistency over market cycles and through earnings volatility inherent to our industry. Performance recognition awards granted in support of our acquisition of Validus have rigorous performance goals, are distinct from our annual program and serve the purpose of: ✓ Incentivizing future outperformance and driving shareholder value ✓ Supporting leadership continuity and retention amidst the transformative Validus acquisition ✓ Recognizing the significant additional managerial and oversight responsibilities necessary from our CEO to maximize the value of the Validus acquisition 3 Approval of the Appointment of PricewaterhouseCoopers Ltd. As Auditor ➢ We recommend FOR the approval of the appointment of PricewaterhouseCoopers Ltd., who has served as our auditor since 2022 RenaissanceRe.com | pg. 2

Strategic, Operational and Financial Highlights

We delivered strong strategic, operational and financial returns in 2023, enhanced by the acquisition of Validus, which positions us to create enduring shareholder value moving forward

2023 HIGHLIGHTS

November 2023 Validus Acquisition

- **Gained access to an attractive portfolio** that complements our existing business mix
- **Immediately accretive** to book value per share and return on average common equity
- Increased contributions from diversified earnings streams across **Three Drivers of Profit**
- **Advances our strategy** to be a leading Global Property & Casualty (P&C) Reinsurer
- **Capital fully deployed** on day 1, and **Validus underwriting portfolio integrated** into our risk management system soon afterwards, diminishing execution risk

Strong Operational Performance

- Net Income Available to Common Shareholders of **$2.5 billion** and Operating Income Available to Common Shareholders of **$1.8 billion**[(1)]
- Return on Average Common Equity of **40.5%** and Operating Return on Average Common Equity of **29.3%**[(1)]
- Change in Book Value per Common Share plus Change in Accumulated Dividends of **59.3%**

Underwriting Accomplishments

- Underwriting Income of **$1.6 billion**
- Gross Premiums Written of **$8.9 billion**
- Combined Ratio of **77.9%**

2023 results demonstrate strong performance over time, through challenging market conditions

- Since Mr. O'Donnell was named CEO in 2013, we have transformed into a global leader in the P&C reinsurance space
- Mr. O'Donnell spearheaded three successful acquisitions over his tenure that are driving RenaissanceRe's long-term strategy into its next stage of growth



$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
Total Shareholder Return CAGR: 10.4%(2)
$93
$104
$115
$125
$118
$123
$141
$161
$156
$122
$192
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Dividend Adjusted Total Shareholder Return(1)
Book Value per Common Share Plus Accumulated Dividends

(1) Operating income available to common shareholders and operating return on average common equity are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in Appendix A below.
(2) Total shareholder return is dividend adjusted and measured from January 2, 2013 through December 29, 2023. Source: S&P Capital IQ database.

RenaissanceRe.com | pg. 3

Proposal 1:

RenaissanceRe

Board of Directors

Our Board brings a wide range of professional experience and diverse perspectives which contribute to their active oversight of strategy to serve the long-term interests of shareholders

Director Nominees



Brian G. J. Gray
Former Group Chief Underwriting Officer, Swiss Reinsurance
Committees: I*, T, O
Director Since 2013



Duncan P. Hennes
Co-Founder, Managing Member, Atrevida Partners
Committees: I
Director Since 2017



Kevin J. O'Donnell
President & CEO, RenaissanceRe
Committees: T*, O*
Director Since 2013

Continuing Directors



Henry Klehm III
Partner, Jones Day
Committees: G*
Director Since 2006



David C. Bushnell
Retired Chief Administrative Officer, Citigroup
Committees: G
Director Since 2008



Cynthia Trudell
Former CHRO, PepsiCo
Committees: G
Director Since 2019



Carol P. Sanders
Former CFO, Sentry Insurance
Committees: A*
Director Since 2016



Shyam Gidumal
Former President & COO, WeWork
Committees: A
Director Since 2022



Valerie Rahmani
Former CEO, Damballa
Committees: A
Director Since: 2017



James L. Gibbons
Independent Chair, RenaissanceRe
Committees: T, O
Director Since 2008



Torsten Jeworrek
Former Member of Board of Management, Munich Reinsurance
Committees: I, T, O
Director Since 2023

Committees: Audit (A), Governance & Human Capital (G), Investment & Risk Management (I), Offerings (O), Transaction (T); Chair (*)

Committed to Diversity

Rigorous director evaluation and selection criteria, which encourage diversity and refreshment

3 new directors in the last 5 years

Committed to seek new Board candidates who embody all aspects of diversity, including racial, ethnic and gender diversity


1
Racially / Ethnically Diverse
36%
3
Female

Relevant Skills and Experience for RenaissanceRe

- ✓ Executive Management
- ✓ Strategic Transactions
- ✓ Investments / Asset Management
- ✓ Talent / Human Capital
- ✓ (Re)insurance Operations
- ✓ Sustainability
- ✓ International
- ✓ Technology / Cybersecurity
- ✓ Financial & Audit
- ✓ Data Analytics / Digital
- ✓ Actuarial
- ✓ Underwriting
- ✓ Risk / Compliance / Regulation
- ✓ Public Company CEO

RenaissanceRe.com | pg. 4

Proposal 2: 2023 Annual Compensation Program Overview The Corporate Governance and Human Capital Management Committee has designed a program with rigorous performance goals to align pay with performance CEO Target Annual Description Performance Period / Metrics Pay Mix Fixed component of compensation ▪ Reflects expertise and scope of Salary Majority of total direct responsibilities in a competitive market compensation is at-risk for executive talent and performance-based to Annual, at-risk cash incentive program ▪ One-year performance period Annual align executive interests designed to promote achievement of ▪ Metrics (weighting): Incentive with shareholders financial metrics and strategic • Combined ratio rank relative to Bonus accomplishments against pre-defined peers (16.7%) targets that support long-term growth and • Ratio of operating return on average 28% operational efficiencies common equity to peer median Time-Vested (33.3%) Restricted 13% Shares • Ratio of actual gross premiums Salary written to budget (16.7%) • Board-approved strategic accomplishments (33.3%) Time-Vested Restricted Shares ▪ Four-year vesting period (equal annual Long-Term 87% installments) ▪ Subject to service-based vesting (1) Incentive At-Risk ▪ Comprise 50% of annual long-term Awards incentive awards for all Named Executive Officers (At-risk, long- term, equity- ▪ Three-year performance / vesting Performance Shares based period ▪ Subject to both performance- and compensation 30% service-based vesting ▪ Metrics (weighting): Annual to encourage ▪ Comprise 50% of annual long-term • Average change in book value per Incentive 28% multi-year incentive awards for all Named Bonus common share plus change in Performance performance Executive Officers accumulated dividends (75%) Shares and retention) • Average underwriting expense ratio rank compared to peers (25%) RenaissanceRe.com | pg. 5 (1) Due to rounding, percentages may not total precisely. Long-Term Short-Term At -Risk Pay

Proposal 2 (Cont’d): 2023 Performance Recognition Awards Following the successful acquisition of Validus in November 2023, the Corporate Governance and Human Capital Management Committee granted a performance recognition award to Mr. O’Donnell Rationale and Considerations for CEO Award ▪ Although the Governance and Human Capital Committee has not historically utilized one-time awards, it considered the transformational acquisition of Validus an extraordinary circumstance for the Company. The Committee does not have plans to grant any additional one-time awards at this time. ▪ The award’s final structure and terms were the culmination of a thoughtful and robust deliberation by the Committee to create an incentive that is in the best interests of shareholders, appropriately recognizes our CEO for his tremendous efforts in securing the acquisition for the Company and retains him during this pivotal period. As a result, this award: ✓ Incentivizes significant outperformance and drives the Company’s strategic direction and value creation over the long-term ✓ Supports leadership continuity through the critical integration of Validus, marking a pivotal point in the Company’s long-term growth strategy ✓ Recognizes the significant additional managerial and oversight responsibilities necessary from our CEO to maximize the value of the Validus acquisition CEO Award Structure ▪ The length and structure of the award was thoughtfully designed to be distinct from our annual program and drive strong outcomes for shareholders Performance Share Award (60% of award) Restricted Share Award (40% of award) o Five-year performance / vesting period o Four-year performance / vesting period ✓ Extended to support retention during this critical time ✓ Longer than annual performance-based awards and aligned with Validus integration period o Management-related performance goals must be achieved by Mr. O’Donnell to vest, including his role in: o Metric of average change in tangible book value per share plus change in accumulated dividends ✓ Maximizing potential value that Validus acquisition brings to shareholders through integration ✓ Incentivizes organic growth, reflecting success in integrating Validus without being impacted by intangible ✓ Leading as we bring together two businesses and assets of acquisition accelerate our long-term strategy, developing talent, including new Validus employees, and long-term o Higher thresholds and targets than our annual performance succession planning share awards to make them more challenging to achieve ✓ Rigor is further enhanced because of inherent volatility of reinsurance industry RenaissanceRe.com | pg. 6

Cautionary Statement on Forward Looking Statements Any forward-looking statements made in this presentation reflect the current views of RenaissanceRe Holdings Ltd. (“RenaissanceRe” or the “Company”) with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; difficulties in integrating Validus; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and Israel and Hamas; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates; the impact of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of new or possible future tax reform legislation and regulations in the jurisdictions in which the Company operates, including recent changes in Bermuda tax law; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in the Company’s joint ventures and managed fund partners; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. RenaissanceRe.com | pg. 7

Appendix A

Appendix A: Comments on Non-GAAP Financial Measures We have included certain non-GAAP financial measures within the meaning of Regulation G in this presentation. We have provided certain of these financial measures in previous investor communications and our management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between periods and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing our overall financial performance. Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity We use “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believe it to be a useful measure of our corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which we believe is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) corporate expenses associated with acquisitions and dispositions, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax asset, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. We updated our calculation of “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to exclude “acquisition related purchase accounting adjustments” because we believe that excluding the impact of acquisition related accounting adjustments provides more comparability and a more accurate measure of our results of operations. We also use “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating return on average common equity.” Our management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” and “operating return on average common equity” are useful to management and investors because they provide for better comparability and more accurately measure our results of operations and remove variability. The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; and (2) return on average common equity to “operating return on average common equity.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation. RenaissanceRe.com | pg. 9

Appendix A: Comments on Non-GAAP Financial Measures Year Ended December 31, (in thousands of U.S. dollars, except per share amounts and 2023 2022 percentages) Net income (loss) available (attributable) to RenaissanceRe common shareholders $2,525,757 $(1,096,578) Adjustment for: Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds (312,625) 1,670,150 Net foreign exchange losses (gains) 41,479 56,909 Corporate expenses associated with acquisitions and dispositions 76,380 — (1) Acquisition related purchase accounting adjustments 64,866 7,235 (2) Bermuda net deferred tax asset (593,765) — (3) Income tax expense (benefit) 3,289 (83,149) Net income (loss) attributable to redeemable (4) noncontrolling interests 19,529 (231,776) Operating income (loss) available (attributable) to RenaissanceRe common shareholders $1,824,910 $322,791 Return on average common equity 40.5% (22.0)% Adjustment for: Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds (5.0)% 33.5 % Net foreign exchange losses (gains) 0.7% 1.1 % Corporate expenses associated with acquisitions and dispositions 1.2% — (1) Acquisition related purchase accounting adjustments 1.0% 0.1% (2) Bermuda net deferred tax asset (9.5)% — (3) Income tax expense (benefit) 0.1% (1.7)% (4) Net income (loss) attributable to redeemable noncontrolling interests 0.3% (4.6)% Operating return on average common equity - annualized 29.3% 6.4 % RenaissanceRe.com | pg. 10

Appendix A: Comments on Non-GAAP Financial Measures (1) Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the years ended December 31, 2023 and 2022, respectively, for the acquisitions of Validus $48.8 million (2022 - $Nil); and TMR and Platinum $16.1 million (2022 - $7.2 million). (2) Represents the net deferred tax benefit resulting from the recognition of deferred tax assets net of deferred tax liabilities in connection with a 15% Bermuda corporate income tax rate, pursuant to the Corporate Income Tax Act 2023, enacted on December 27, 2023. (3) Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors. (4) Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments. RenaissanceRe.com | pg. 11